G. BRAD BECKSTEAD
Certified Public Accountant
                                                          330 E. Warm Springs
                                                          Las Vegas, NV 89119
                                                                 702.257.1984
                                                           702.362.0540 (fax)

March 18, 2002


To Whom It May Concern:

The firm of G. Brad Beckstead, CPA, consents to the inclusion of my report of February 13, 2002, on the Financial Statements of Juris Travel for the period ended January 31, 2002, in its Form SB-2 Registration Statement to be filed with the US Securities and Exchange Commission.

Signed,

/s/ G. Brad Beckstead
G. Brad Beckstead, CPA